Crowding and masking effects are affected by the size of the perceptive field and can be reduced with perceptual training

Maria Lev[1], Oren Yehezkel[2,3], Anna Sterkin[1,2], Uri Polat[1,2]

1 Faculty of Medicine, Goldschleger Eye Research Inst, Sheba Medical Center, Tel Aviv University, Israel 2 Glassesoff Inc., New York

3 School of Optometry and Helen Wills Neuroscience Institute, UC Berkeley, Berkeley, CA, USA

INTRODUCTION

- Crowding and masking share very similar features, but considered as separate phenomena.
- The underlying mechanisms of crowding and masking are not yet understood.
- Perceptual receptive field (perceptive field, PF) is similar to those found in the animal visual cortex using a similar method (Neri & Levi, 2006).
- The suppressive zone in which the flankers evoke suppression can serve as a good estimate of the size of the PF, in agreement with the estimate of previous studies (Watson, 1982; Watson, Barlow, & Robson, 1983).
- The suppression effect in the fovea (about 2λ) results from integration (or summation) within the same PF, whereas facilitation from a target-to-flanker distance of 3λ and above originates from outside the PF.
- Our recent study (Lev & Polat 2011) developed a method to estimate the PF in the periphery by measuring the suppressive and facilitative zones like in the fovea.

PREDICTION

We predict that training that reduces the masking effect is transferred to a reduction in the crowding effect., due to a reduction of the PF size.

METHODS

We estimated the size of the perceptive field (PF) at the eccentricity of 4° for each subject using our recently developed method [Lev & Polat, Vision Research, 2011] (Fig. 1).

We used lateral masking with a low-contrast Gabor target and high-contrast collinear flankers, with various target-flanker separations. We also used the orthogonal configuration as a reference to collinear.

The border between the suppression and facilitation zones, i.e., the "Zero point", indicates the size of the PF.

We tested subjects on the following tasks:

- Letter crowding (Fig. 3 and 4) (n=18) in the periphery for young subjects and in fovea for presbyopic subjects (n=18).
- The subjects were trained on detection tasks and on two types of masking: lateral masking (simultaneous) and backward masking (temporal).

During training, the target-mask distance, inter-stimulus interval and contrast were varied.

For the peripheral training: the target appeared randomly either at the fovea or at the periphery (right or left).

We tested the subjects (young, n=7; presbyopic, n=8) before and after training on the letter crowding and lateral masking tasks.

Fig 1 Stimuli for training



Fovea – presbyopic group
Periphery – young group

RESULTS

Fig 2 Perceptive field estimation



Fovea
Periphery
Fovea and Periphery
collinear
orthogonal
target-flankers distance

Fig 3 Letter crowding: peripheral vision



Correlation
Training effect
Letter crowding vs. PF
r=0.83
Reduction of PF and crowding
Reduction of crowding and masking
Crowding (log threshold)
Before training
After training

Fig 4 Letter crowding: presbyopia



Correlation
Training effect
Letter crowding vs. spatial masking
Letter crowding vs. temporal masking
Reduction of crowding and masking
Crowding (log threshold)

CONCLUSIONS

- As previous studies show, both masking and crowding are decreased with increasing separation.
- There is variability among subjects in the masking and crowding effects.
- Subjects with larger perceptive fields show stronger crowding and masking effects.
- Letter crowding is correlated with the estimated size of the perceptive field.
- The results indicate that training that reduces the masking effect is transferred into a reduction in the crowding effect.
- The results support our hypothesis that crowding and lateral masking share similar mechanisms.
- The improvements in all trained locations, using lateral masking, support our suggestion that similar basic processing takes place in both peripheral and foveal vision.

Thus, the results suggest that masking and crowding share common mechanisms and both depend on the size of the perceptive field and can be reduced with training.

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